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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF ANDREWS &  KURTH L.L.P.]


                               September 21, 1999


Board of Directors
Sterling Chemicals, Inc.
1200 Smith Street, Suite 1900
Houston, Texas 77002

Ladies and Gentlemen:

          We have acted as counsel to Sterling Chemicals, Inc., a Delaware corporation (the "Company"), and are delivering this opinion in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $295,000,000 aggregate principal amount of its 12 3/8% Senior Secured Notes Due 2006,
Series B (the "Exchange Notes") for its existing 12 3/8% Senior Secured Notes Due 2006, Series A (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture (the "Indenture"), dated as of July 23, 1999, between the Company, the guarantors named therein (the "Guarantors") and Harris Trust Company of New York, as Trustee.

          In arriving at the opinions set forth below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In all such examinations and for purposes of the opinions set forth below, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies. In addition, as the basis for the opinions set forth below, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable.

          Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth below, we are of the opinion that the Exchange Notes and the guarantee of each of the Guarantors (the "Guarantees"), (a) when the Notes have been exchanged in the manner described in the Registration Statement, (b) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(d) when applicable provisions of  "blue sky" laws have been
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                            ANDREWS & KURTH L.L.P.

Board of Directors
Sterling Chemicals, Inc.
September 21, 1999
Page 2


complied with, will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as the validity, binding effect and enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), (b) other similar laws relating to or affecting enforcement of creditors' rights generally, (c) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (d) limitations on the waiver of rights under usury laws, and will be entitled to the benefits of the Indenture.

          The opinions set forth herein are limited in all respects to the laws of the State of Texas, the State of New York and the Delaware General Corporation Law. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any other laws. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Andrews & Kurth L.L.P.